Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

July 2012 Performance Update

The Frontier Fund Supplement Dated July 31, 2012 to Prospectus Dated April 30, 2012.

The Frontier Fund Class 2 Original

T H E   F R O N T I E R   F U N D ’S   G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

July performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	July 31, 2012 MTD	July 31, 2012 YTD	NAV /Unit
Balanced Series-2	3.85%	3.84%	$160.98
Balanced Series-2a	3.87%	4.39%	$133.98
Tiverton/Graham/Transtrend Series-2	6.02%	1.48%	$113.49
Currency Series-2	5.76%	-1.16%	$86.59
Long/Short Commodity Series-2	4.48%	-0.54%	$161.10
Winton/Graham Series-2	10.86%	3.24%	$133.90
Winton Series-2	5.08%	-0.43%	$165.10

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of July 31, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(2,081,602.04)
Unrealized trading gain (loss)	5,198,718.29
Less: Commissions	(89,216.98)
Less: Trading Fee paid to Managing Owner	(38,412.13)
Interest income	(0.06)

Total Income	2,989,487.08
EXPENSES
Broker service fees	0.00
Incentive fees	743,096.65
Management fees	53,518.23

Total Expenses	796,614.88

Net Income (Loss)	$2,192,872.20

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	369,963.55900	$57,348,959.14	$155.01
Current month additions	25.00453	4,041.06
Current month redemptions	(5,666.38863)	(897,805.45)
Net income (loss) for current month		2,192,872.20	5.97

Net asset value, end of current month	364,322.17490	$58,648,066.95	$160.98

	Monthly rate of return		3.85%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(40,806.47)
Unrealized trading gain (loss)	101,614.79
Less: Commissions	(1,745.58)
Less: Trading Fee paid to Managing Owner	(751.16)
Interest income	1,430.46

Total Income	59,742.04
EXPENSES
Trading fees	1,161.80
Broker service fees	0.00
Incentive fees	14,575.30
Management fees	1,046.73

Total Expenses	16,783.83

Net Income (Loss)	$42,958.21

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	8,618.24620	$1,111,686.28	$128.99
Current month additions	0.00000	0.00
Current month redemptions	(22.65334)	(2,981.58)
Net income (loss) for current month		42,958.21	4.99

Net asset value, end of current month	8,595.59286	$1,151,662.91	$133.98

	Monthly rate of return		3.87%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2a

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(39,911.55)
Unrealized trading gain (loss)	304,200.80
Less: Commissions	(2,220.09)
Less: Trading Fee paid to Managing Owner	(2,682.65)
Interest income	4,224.12

Total Income	263,610.63
EXPENSES
Broker service fees	0.00
Incentive fees	12,676.84
Management fees	16,009.55

Total Expenses	28,686.39

Net Income (Loss)	$234,924.24

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	36,420.97420	$3,898,644.20	$107.04
Current month additions	0.00000	0.00
Current month redemptions	(101.54559)	(11,607.10)
Net income (loss) for current month		234,924.24	6.45

Net asset value, end of current month	36,319.42861	$4,121,961.34	$113.49

	Monthly rate of return		6.02%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES - 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.01
Unrealized trading gain (loss)	3,545.89
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(42.01)
Interest income	(0.04)

Total Income	3,503.85
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	0.00

Total Expenses	0.00

Net Income (Loss)	$3,503.85

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	742.39337	$60,780.99	$81.87
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		3,503.85	4.72

Net asset value, end of current month	742.39337	$64,284.84	$86.59

	Monthly rate of return		5.76%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES - 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(200,755.49)
Unrealized trading gain (loss)	675,577.15
Less: Commissions	(8,877.73)
Less: Trading Fee paid to Managing Owner	(5,688.01)
Interest income	14,467.77

Total Income	474,723.69
EXPENSES
Broker service fees	0.00
Incentive fees	51,345.58
Management fees	48,198.45

Total Expenses	99,544.03

Net Income (Loss)	$375,179.66

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	54,369.34736	$8,383,573.86	$154.20
Current month additions	0.00000	0.00
Current month redemptions	(21.10501)	(3,318.44)
Net income (loss) for current month		375,179.66	6.90

Net asset value, end of current month	54,348.24235	$8,755,435.08	$161.10

	Monthly rate of return		4.48%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - LONG/SHORT COMMODITY SERIES - 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$30,737.78
Unrealized trading gain (loss)	488,254.77
Less: Commissions	(1,611.60)
Less: Trading Fee paid to Managing Owner	(3,241.34)
Interest income	1,767.79

Total Income	515,907.40
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	18,042.02

Total Expenses	18,042.02

Net Income (Loss)	$497,865.38

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	38,025.01816	$4,592,671.07	$120.78
Current month additions	0.00000	0.00
Current month redemptions	(366.43693)	(47,977.00)
Net income (loss) for current month		497,865.38	13.12

Net asset value, end of current month	37,658.58123	$5,042,559.45	$133.90

	Monthly rate of return		10.86%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES - 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(16,941.08)
Unrealized trading gain (loss)	574,625.75
Less: Commissions	(788.81)
Less: Trading Fee paid to Managing Owner	(7,165.19)
Interest income	9,474.53

Total Income	559,205.20
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	21,645.12

Total Expenses	21,645.12

Net Income (Loss)	$537,560.08

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	67,665.18639	$10,631,265.81	$157.12
Current month additions	0.00000	0.00
Current month redemptions	(981.14621)	(159,064.57)
Net income (loss) for current month		537,560.08	7.98

Net asset value, end of current month	66,684.04018	$11,009,761.32	$165.10

	Monthly rate of return		5.08%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES - 2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(8,352,927.58)
Unrealized trading gain (loss)	20,844,432.31
Less: Commissions	(357,965.54)
Less: Trading Fee paid to Managing Owner	(153,117.66)
Interest income	6,928.43

Total Income	11,987,349.96
EXPENSES
Trading fees	5,632.07
Broker service fees	444,277.36
Incentive fees	2,979,502.12
Management fees	214,664.79

Total Expenses	3,644,076.34

Net Income (Loss)	$8,343,273.62

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,756,028.89098	$227,555,513.57	$129.59
Current month additions	2,288.30603	305,183.06
Current month redemptions	(22,112.64217)	(2,952,181.21)
Net income (loss) for current month		8,343,273.62	4.76

Net asset value, end of current month	1,736,204.55484	$233,251,789.04	$134.35

	Monthly rate of return		3.67%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$153,778.91
Unrealized trading gain (loss)	1,902,491.43
Less: Commissions	(15,676.08)
Less: Trading Fee paid to Managing Owner	(22,185.03)
Interest income	23,047.79

Total Income	2,041,457.02
EXPENSES
Trading fees	0.00
Broker service fees	77,981.10
Incentive fees	105,214.84
Management fees	115,279.68

Total Expenses	298,475.62

Net Income (Loss)	$1,742,981.40

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	371,465.58760	$32,810,978.66	$88.33
Current month additions	29.78668	2,683.44
Current month redemptions	(7,559.89817)	(676,575.37)
Net income (loss) for current month		1,742,981.40	4.76

Net asset value, end of current month	363,935.47611	$33,880,068.13	$93.09

	Monthly rate of return		5.39%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.07
Unrealized trading gain (loss)	202,028.83
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(2,350.33)
Interest income	(0.12)

Total Income	199,678.45
EXPENSES
Trading fees	0.00
Broker service fees	9,233.60
Incentive fees	0.00
Management fees	0.00

Total Expenses	9,233.60

Net Income (Loss)	$190,444.85

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	52,694.94771	$3,431,001.46	$65.11
Current month additions	56.92890	3,911.49
Current month redemptions	(1,828.74164)	(125,680.69)
Net income (loss) for current month		190,444.85	3.61

Net asset value, end of current month	50,923.13497	$3,499,677.11	$68.72

	Monthly rate of return		5.55%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(1,587,622.58)
Unrealized trading gain (loss)	5,364,448.76
Less: Commissions	(70,474.21)
Less: Trading Fee paid to Managing Owner	(92,125.58)
Interest income	114,790.23

Total Income	3,729,016.62
EXPENSES
Trading fees	0.00
Broker service fees	38,979.55
Incentive fees	405,389.55
Management fees	302,448.59

Total Expenses	746,817.69

Net Income (Loss)	$2,982,198.93

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	495,109.62629	$66,285,898.27	$133.88
Current month additions	7,687.18324	1,042,255.49
Current month redemptions	(10,477.00198)	(1,434,976.94)
Net income (loss) for current month		2,982,198.93	6.02

Net asset value, end of current month	492,319.80755	$68,875,375.75	$139.90

	Monthly rate of return		4.50%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$166,574.76
Unrealized trading gain (loss)	2,596,045.53
Less: Commissions	(8,582.55)
Less: Trading Fee paid to Managing Owner	(17,134.68)
Interest income	9,706.99

Total Income	2,746,610.05
EXPENSES
Trading fees	0.00
Broker service fees	55,564.17
Incentive fees	0.00
Management fees	96,066.71

Total Expenses	151,630.88

Net Income (Loss)	$2,594,979.17

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	243,445.12606	$24,322,397.48	$99.91
Current month additions	46.91577	4,909.72
Current month redemptions	(4,729.49350)	(503,312.65)
Net income (loss) for current month		2,594,979.17	10.74

Net asset value, end of current month	238,762.54833	$26,418,973.72	$110.65

	Monthly rate of return		10.75%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(71,143.57)
Unrealized trading gain (loss)	2,444,409.11
Less: Commissions	(3,364.62)
Less: Trading Fee paid to Managing Owner	(30,371.84)
Interest income	40,982.96

Total Income	2,380,512.04
EXPENSES
Trading fees	0.00
Broker service fees	92,821.27
Incentive fees	0.00
Management fees	92,356.49

Total Expenses	185,177.76

Net Income (Loss)	$2,195,334.28

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	327,138.09399	$44,809,415.63	$136.97
Current month additions	120.07093	16,490.38
Current month redemptions	(3,000.89524)	(437,030.99)
Net income (loss) for current month		2,195,334.28	6.69

Net asset value, end of current month	324,257.26968	$46,584,209.30	$143.66

	Monthly rate of return		4.88%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES